Exhibit 99.19.1

News Release

Abbott Reports First-Quarter 2023 Results; Increases Outlook For Underlying Base Business

–Sales of $9.7 billion driven by strong underlying base business performance
–Reported sales decreased 18.1 percent due to anticipated decline in COVID-19 testing-related sales versus prior year
–Organic sales growth for underlying base business of 10.0 percent, led by Medical Devices, Established Pharmaceuticals and Nutrition

ABBOTT PARK, Ill., April 19, 2023 — Abbott today announced financial results for the first quarter ended March 31, 2023.

•First-quarter GAAP diluted EPS of $0.75 and adjusted diluted EPS of $1.03, which excludes specified items.
•Projected full-year 2023 diluted EPS from continuing operations on a GAAP basis of $3.05 to $3.25 remains unchanged.
•Projected full-year adjusted EPS from continuing operations of $4.30 to $4.50 remains unchanged and now reflects an increased outlook for the underlying base business offset by a lower forecasted earnings contribution from COVID-19 testing-related sales.
•Abbott now projects full-year 2023 organic sales growth, excluding COVID-19 testing-related sales1, of at least high single-digits2 and COVID-19 testing-related sales of approximately $1.5 billion.
•In January, Abbott announced U.S. Food and Drug Administration (FDA) approval of Navitor®, its second-generation transcatheter aortic valve implantation system, for people with severe aortic stenosis who are at high risk for surgery.
•In March, data was presented at the American College of Cardiology Scientific Sessions showing Abbott's TriClip® system was superior to current medical therapy in treating patients with severe tricuspid regurgitation, or a leaky tricuspid heart valve.
•In March, Abbott's market-leading FreeStyle Libre® continuous glucose monitoring system received U.S. FDA clearance for integration with automated insulin delivery systems. Abbott is partnering with leading insulin pump manufacturers to integrate their systems with FreeStyle Libre 2 and FreeStyle Libre 3 as soon as possible.

"Our first-quarter results reflect a very strong start to the year," said Robert B. Ford, chairman and chief executive officer, Abbott. "Growth in our underlying base businesses accelerated, including particularly strong results in Medical Devices, Established Pharmaceuticals and Nutrition."
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FIRST-QUARTER BUSINESS OVERVIEW
Management believes that measuring sales growth rates on an organic basis, which excludes the impact of foreign exchange, as well as the impact of exiting the pediatric nutrition business in China, is an appropriate way for investors to best understand the core underlying performance of the business.

Management further believes that measuring sales growth rates on an organic basis excluding COVID-19 tests is an appropriate way for investors to best understand underlying base business performance as the COVID-19 pandemic shifts to an endemic state, resulting in significantly lower expected demand for COVID-19 tests.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.
Total Company

Reported Sales

Sales 1Q23 ($ in millions)	Total Company	Nutrition	Diagnostics	Established Pharmaceuticals	Medical Devices
U.S.	3,928	812	1,335	—	1,778
International	5,819	1,155	1,353	1,189	2,122
Total reported	9,747	1,967	2,688	1,189	3,900

% Change vs. 1Q22
U.S.	(20.4)	19.9	(50.8)	n/a	15.1
International	(16.4)	(5.1)	(46.9)	3.7	3.5
Total reported	(18.1)	3.8	(48.9)	3.7	8.5

Organic Sales

% Change vs. 1Q22	Total Company	Nutrition	Diagnostics	Established Pharmaceuticals	Medical Devices
Reported	(18.1)	3.8	(48.9)	3.7	8.5
Impact of foreign exchange	(3.3)	(3.9)	(1.8)	(7.4)	(3.9)
Impact of business exit	(0.3)	(2.6)	—	—	—
Organic	(14.5)	10.3	(47.1)	11.1	12.4
Impact of COVID-19 testing sales[3]	(24.5)	—	(51.5)	—	—
Organic excluding COVID-19 tests	10.0	10.3	4.4	11.1	12.4

U.S.	12.6	19.9	0.3	n/a	15.1
International	8.6	4.8	6.8	11.1	10.4
n/a = Not Applicable.

Refer to page 13 for a reconciliation of adjusted historical revenue to reported revenue.

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Nutrition

Reported Sales

Sales 1Q23 ($ in millions)	Total	Pediatric	Adult
U.S.	812	459	353
International	1,155	465	690
Total reported	1,967	924	1,043

% Change vs. 1Q22
U.S.	19.9	36.1	3.9
International	(5.1)	(8.6)	(2.6)
Total reported	3.8	9.2	(0.5)

Organic Sales

% Change vs. 1Q22	Total	Pediatric	Adult
Reported	3.8	9.2	(0.5)
Impact of foreign exchange	(3.9)	(2.8)	(4.7)
Impact of business exit	(2.6)	(6.4)	—
Organic	10.3	18.4	4.2

U.S.	19.9	36.1	3.9
International	4.8	5.3	4.4
Worldwide Nutrition sales increased 3.8 percent on a reported basis and 10.3 percent on an organic basis in the first quarter. Refer to page 13 for a reconciliation of adjusted historical revenue to reported revenue.
In Pediatric Nutrition, global sales increased 9.2 percent on a reported basis and 18.4 percent on an organic basis. In the U.S., sales growth of 36.1 percent includes the impact of lower sales in the first quarter of the prior year due to a voluntary recall of certain infant formula products. Following a temporary manufacturing stoppage of these products, Abbott subsequently restarted production last year and continues to make good progress recovering market share in this business.

In Adult Nutrition, global sales decreased 0.5 percent on a reported basis and increased 4.2 percent on an organic basis, which was led by strong global growth of Ensure®, Abbott's market-leading complete and balanced nutrition brand.

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Diagnostics

Reported Sales

Sales 1Q23 ($ in millions)	Total	Core Laboratory	Molecular	Point of Care	Rapid Diagnostics *
U.S.	1,335	289	47	93	906
International	1,353	893	100	41	319
Total reported	2,688	1,182	147	134	1,225

% Change vs. 1Q22
U.S.	(50.8)	7.7	(72.7)	2.9	(58.4)
International	(46.9)	(2.5)	(59.7)	9.2	(76.3)
Total reported	(48.9)	(0.2)	(65.0)	4.7	(65.3)

Organic Sales

% Change vs. 1Q22	Total	Core Laboratory	Molecular	Point of Care	Rapid Diagnostics *
Reported	(48.9)	(0.2)	(65.0)	4.7	(65.3)
Impact of foreign exchange	(1.8)	(5.3)	(1.0)	(1.0)	(0.8)
Organic	(47.1)	5.1	(64.0)	5.7	(64.5)
Impact of COVID-19 testing sales[3]	(51.5)	(2.0)	(39.2)	—	(72.5)
Organic excluding COVID-19 tests	4.4	7.1	(24.8)	5.7	8.0

U.S.	0.3	9.0	(36.7)	2.9	(0.9)
International	6.8	6.5	(18.9)	12.7	23.2
*The Acelis Connected Health business was internally transferred from Rapid Diagnostics to Heart Failure on January 1, 2023. As a result, $29 million of sales for the first quarter of 2022 were moved from Rapid Diagnostics to Heart Failure.

As expected, Diagnostics sales growth in the first quarter was negatively impacted by year-over-year declines in COVID-19 testing-related sales3. Worldwide COVID-19 testing sales were $730 million in the first quarter of 2023 compared to $3.304 billion in the first quarter of the prior year.

Excluding COVID-19 testing-related sales, global Diagnostics sales increased 0.2 percent on a reported basis and increased 4.4 percent on an organic basis. Organic sales growth, excluding COVID-19 testing-related sales, was led by Core Laboratory, Point of Care and Rapid Diagnostics. In Molecular Diagnostics, growth was negatively impacted by lower demand for seasonal respiratory testing compared to significantly higher-than-usual demand in the first quarter of the prior year.

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Established Pharmaceuticals

Reported Sales

Sales 1Q23 ($ in millions)	Total	Key Emerging Markets	Other
U.S.	—	—	—
International	1,189	912	277
Total reported	1,189	912	277

% Change vs. 1Q22
U.S.	n/a	n/a	n/a
International	3.7	0.7	15.0
Total reported	3.7	0.7	15.0

Organic Sales

% Change vs. 1Q22	Total	Key Emerging Markets	Other
Reported	3.7	0.7	15.0
Impact of foreign exchange	(7.4)	(7.6)	(6.8)
Organic	11.1	8.3	21.8

U.S.	n/a	n/a	n/a
International	11.1	8.3	21.8

Established Pharmaceuticals sales increased 3.7 percent on a reported basis and 11.1 percent on an organic basis in the first quarter.

Key Emerging Markets include several emerging countries that represent the most attractive long-term growth opportunities for Abbott's branded generics product portfolio. Sales in these geographies increased 0.7 percent on a reported basis and 8.3 percent on an organic basis, led by growth in Brazil, China and Southeast Asia, and across several therapeutic areas, including cardiometabolic, respiratory and central nervous system/pain management.

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Medical Devices

Reported Sales

Sales 1Q23 ($ in millions)	Total	Rhythm Management	Electro- physiology	Heart Failure *	Vascular	Structural Heart	Neuro-modulation	Diabetes Care
U.S.	1,778	260	238	218	218	210	155	479
International	2,122	267	267	63	399	251	41	834
Total reported	3,900	527	505	281	617	461	196	1,313

% Change vs. 1Q22
U.S.	15.1	4.4	10.0	11.3	4.8	10.5	8.4	39.7
International	3.5	(3.2)	(1.0)	16.6	(2.7)	13.7	13.5	6.5
Total reported	8.5	0.4	3.9	12.4	(0.2)	12.2	9.4	16.6

Organic Sales

% Change vs. 1Q22	Total	Rhythm Management	Electro- physiology	Heart Failure *	Vascular	Structural Heart	Neuro-modulation	Diabetes Care
Reported	8.5	0.4	3.9	12.4	(0.2)	12.2	9.4	16.6
Impact of foreign exchange	(3.9)	(3.6)	(4.9)	(1.2)	(4.1)	(4.2)	(1.8)	(4.4)
Organic	12.4	4.0	8.8	13.6	3.9	16.4	11.2	21.0

U.S.	15.1	4.4	10.0	11.3	4.8	10.5	8.4	39.7
International	10.4	3.7	7.8	22.3	3.4	21.4	22.5	12.9
*The Acelis Connected Health business was internally transferred from Rapid Diagnostics to Heart Failure on January 1, 2023. As a result, $29 million of sales for the first quarter of 2022 were moved from Rapid Diagnostics to Heart Failure.

Worldwide Medical Devices sales increased 8.5 percent on a reported basis and 12.4 percent on an organic basis in the first quarter, including double-digit organic sales growth in both the U.S. and internationally.
Sales growth was led by double-digit organic growth in Diabetes Care, Structural Heart, Heart Failure and Neuromodulation. Several recently launched products and new indications contributed to the strong performance, including Amplatzer® Amulet®, Navitor, TriClip, Aveir® and CardioMEMS®.
In Electrophysiology, internationally, sales grew double-digits on a reported basis and high-teens on an organic basis in Europe, which was partially offset by soft market conditions in China during the first several weeks of the first quarter.

In Diabetes Care, FreeStyle Libre sales were $1.2 billion, which included U.S. growth of approximately 50 percent.

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ABBOTT'S EARNINGS-PER-SHARE GUIDANCE
Abbott projects full-year 2023 diluted earnings per share from continuing operations under GAAP of $3.05 to $3.25. Abbott forecasts specified items for the full-year 2023 of $1.25 per share primarily related to intangible amortization, restructuring and cost reduction initiatives and other net expenses. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $4.30 to $4.50 for the full-year 2023.
ABBOTT DECLARES 397TH CONSECUTIVE QUARTERLY DIVIDEND
On February 17, 2023, the board of directors of Abbott declared the company's quarterly dividend of $0.51 per share. Abbott's cash dividend is payable May 15, 2023, to shareholders of record at the close of business on April 14, 2023.

Abbott has increased its dividend payout for 51 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:
Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 115,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com, on LinkedIn at www.linkedin.com/company/abbott-/, on Facebook at www.facebook.com/Abbott and on Twitter @AbbottNews.
Abbott will live-webcast its first-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the webcast will be available later in the day.
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— Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2022, and are incorporated herein by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial: Scott Leinenweber, 224-668-0791 Michael Comilla, 224-668-1872 Ryan Aliff, 224-667-2299	Abbott Media: Karen Twigg May, 224-668-2681 Kate Dyer, 224-668-9965
1For the full-year 2022, COVID-19 testing-related sales were $8.368 billion and total worldwide sales were $43.653 billion.

2Abbott has not provided the related GAAP financial measure for organic sales growth, excluding COVID-19 testing-related sales, on a forward-looking basis because the company is unable to predict the impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could significantly impact reported sales growth.

3Diagnostic sales and COVID-19 testing-related sales in 2023 and 2022 are summarized below:

	Sales 1Q23			COVID Tests Sales 1Q23
($ in millions)	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	1,335	1,353	2,688	608	122	730
Core Laboratory	289	893	1,182	2	4	6
Molecular	47	100	147	10	10	20
Rapid Diagnostics	906	319	1,225	596	108	704

	Sales 1Q22			COVID Tests Sales 1Q22
($ in millions)	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	2,712	2,545	5,257	1,988	1,316	3,304
Core Laboratory	268	916	1,184	5	23	28
Molecular	172	248	420	114	132	246
Rapid Diagnostics	2,181	1,344	3,525	1,869	1,161	3,030

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Abbott Laboratories and Subsidiaries
Condensed Consolidated Statement of Earnings
First Quarter Ended March 31, 2023 and 2022
(in millions, except per share data)
(unaudited)

	1Q23	1Q22	% Change
Net Sales	$9,747	$11,895	(18.1)

Cost of products sold, excluding amortization expense	4,331	4,987	(13.2)
Amortization of intangible assets	491	512	(4.0)
Research and development	654	697	(6.2)
Selling, general, and administrative	2,762	2,787	(0.9)
Total Operating Cost and Expenses	8,238	8,983	(8.3)

Operating Earnings	1,509	2,912	(48.2)

Interest expense, net	52	117	(56.1)
Net foreign exchange (gain) loss	6	(3)	n/m
Other (income) expense, net	(111)	(78)	41.5
Earnings before taxes	1,562	2,876	(45.7)
Taxes on earnings	244	429	(43.0)	1)

Net Earnings	$1,318	$2,447	(46.1)

Net Earnings excluding Specified Items, as described below	$1,815	$3,077	(41.0)	2)

Diluted Earnings per Common Share	$0.75	$1.37	(45.3)

Diluted Earnings per Common Share, excluding Specified Items, as described below	$1.03	$1.73	(40.5)	2)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,752	1,775

NOTES:
See tables on page 11 for an explanation of certain non-GAAP financial information.
n/m = Percent change is not meaningful.
See footnotes on the following page.
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1)2023 Taxes on Earnings includes the recognition of approximately $22 million of net tax expense as a result of the resolution of various tax positions related to prior years.
2022 Taxes on Earnings includes the recognition of approximately $30 million of net tax expense as a result of the resolution of various tax positions related to prior years and approximately $30 million in excess tax benefits associated with share-based compensation.

2)2023 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $497 million, or $0.28 per share, for intangible amortization, charges related to restructuring and cost reduction initiatives, expenses associated with acquisitions and other net expenses.
2022 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $630 million, or $0.36 per share, for intangible amortization, charges related to a voluntary recall and other net expenses primarily associated with acquisitions.

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Abbott Laboratories and Subsidiaries
Non-GAAP Reconciliation of Financial Information
First Quarter Ended March 31, 2023 and 2022
(in millions, except per share data)
(unaudited)

	1Q23
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$491	$(491)	$—
Gross Margin	4,925	520	5,445
R&D	654	(26)	628
SG&A	2,762	(2)	2,760
Earnings before taxes	1,562	548	2,110
Taxes on Earnings	244	51	295
Net Earnings	1,318	497	1,815
Diluted Earnings per Share	$0.75	$0.28	$1.03

Specified items reflect intangible amortization expense of $491 million and other net expenses of $57 million associated with restructuring actions, costs associated with acquisitions and other expenses. See page 14 for additional details regarding specified items.

	1Q22
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$512	$(512)	$—
Gross Margin	6,396	636	7,032
R&D	697	(33)	664
SG&A	2,787	(39)	2,748
Other (income) expense, net	(78)	(15)	(93)
Earnings before taxes	2,876	723	3,599
Taxes on Earnings	429	93	522
Net Earnings	2,447	630	3,077
Diluted Earnings per Share	$1.37	$0.36	$1.73

Specified items reflect intangible amortization expense of $512 million and other net expenses of $211 million that includes costs associated with a product recall, acquisitions and other net expenses. See page 15 for additional details regarding specified items.

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A reconciliation of the first-quarter tax rates for 2023 and 2022 is shown below:

	1Q23
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,562	$244	15.6%	1)
Specified items	548	51
Excluding specified items	$2,110	$295	14.0%

	1Q22
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2,876	$429	14.9%	2)
Specified items	723	93
Excluding specified items	$3,599	$522	14.5%

1)2023 Taxes on Earnings includes the recognition of approximately $22 million of net tax expense as a result of the resolution of various tax positions related to prior years.

2)2022 Taxes on Earnings includes the recognition of approximately $30 million of net tax expense as a result of the resolution of various tax positions related to prior years and approximately $30 million in excess tax benefits associated with share-based compensation.

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Abbott Laboratories and Subsidiaries
Non-GAAP Revenue Reconciliation
First Quarter Ended March 31, 2023 and 2022
($ in millions)
(unaudited)

	1Q23			1Q22			% Change vs. 1Q22
								Non-GAAP
	Abbott Reported	Impact from business exit (a)	Adjusted Revenue	Abbott Reported	Impact from business exit (a)	Adjusted Revenue	Reported	Adjusted	Organic
Total Company	9,747	(8)	9,739	11,895	(52)	11,843	(18.1)	(17.8)	(14.5)
U.S.	3,928	—	3,928	4,937	—	4,937	(20.4)	(20.4)	(20.4)
Intl	5,819	(8)	5,811	6,958	(52)	6,906	(16.4)	(15.9)	(10.2)

Total Nutrition	1,967	(8)	1,959	1,894	(52)	1,842	3.8	6.4	10.3
U.S.	812	—	812	677	—	677	19.9	19.9	19.9
Intl	1,155	(8)	1,147	1,217	(52)	1,165	(5.1)	(1.5)	4.8

Pediatric Nutrition	924	(8)	916	847	(52)	795	9.2	15.4	18.4
U.S.	459	—	459	338	—	338	36.1	36.1	36.1
Intl	465	(8)	457	509	(52)	457	(8.6)	0.2	5.3

(a) Reflects the impact of exiting the pediatric nutrition business in China. This action was initiated in December 2022.

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Abbott Laboratories and Subsidiaries
Details of Specified Items
First Quarter Ended March 31, 2023
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$5	$21	$491	$3	$520
R&D	(4)	1	—	(23)	(26)
SG&A	(4)	(4)	—	6	(2)
Other (income) expense, net	(6)	—	—	6	—
Earnings before taxes	$19	$24	$491	$14	548
Taxes on Earnings (d)					51
Net Earnings					$497
Diluted Earnings per Share					$0.28
The table above provides additional details regarding the specified items described on page 11.

a)Acquisition-related expenses include legal and other costs related to business acquisitions as well as integration costs, which represent incremental costs directly related to integrating acquired businesses.
b)Restructuring and cost reduction initiative expenses include severance, outplacement and other direct costs associated with specific restructuring plans and cost reduction initiatives.
c)Other includes incremental costs to comply with the European Union's Medical Device Regulations (MDR) and In Vitro Diagnostics Medical Device Regulations (IVDR) requirements for previously approved products.
d)Reflects the net tax benefit associated with the specified items.

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Abbott Laboratories and Subsidiaries
Details of Specified Items
First Quarter Ended March 31, 2022
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$21	$(6)	$512	$109	$636
R&D	(2)	(1)	—	(30)	(33)
SG&A	(11)	—	—	(28)	(39)
Other (income) expense, net	(7)	—	—	(8)	(15)
Earnings before taxes	$41	$(5)	$512	$175	723
Taxes on Earnings (d)					93
Net Earnings					$630
Diluted Earnings per Share					$0.36

The table above provides additional details regarding the specified items described on page 11.
a)Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for the integration of systems, processes and business activities.
b)Restructuring and cost reduction initiative expenses include severance, outplacement and other direct costs associated with specific restructuring plans and cost reduction initiatives. The Gross Margin amount includes a credit associated with the charges taken in the second quarter of 2021 for a restructuring plan related to Abbott's manufacturing network for COVID-19 diagnostic tests.
c)Other includes charges related to a voluntary recall within the Nutrition segment and incremental costs to comply with the European Union's Medical Device (MDR) and In Vitro Diagnostics Medical Device (IVDR) Regulations for previously approved products.
d)Reflects the net tax benefit associated with the specified items, excess tax benefits associated with share-based compensation and net tax expense as a result of the resolution of various tax positions related to prior years.

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